                              LNB Bancorp, Inc.

                           Exhibit to Form 10 - K/A

                (for the fiscal year ended December 31, 1995)

                        S - K Reference Number (99.2)



             Annual report on Form 11-K of The Lorain National Bank
               Stock Purchase Plan (registration number 33-65036)
                for the plan year ended December 31, 1995 filed
               as an amendment to the annual report on Form 10-K.

                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON D.C. 20549

                              FORM 11-K

FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS AND
SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934




[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 1995

Note: This Form 11-K is being filed as an amending exhibit to the Form 10-K of LNB Bancorp, Inc. for the fiscal year ended December 31, 1995 pursuant to Rule 15d-21, therefore no fee is required.


[   ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934
For the transition period from                   to
                                ----------------    -----------




Commission file number 0-13203




                  THE LORAIN NATIONAL BANK STOCK PURCHASE PLAN
                  --------------------------------------------
                            (Full title of the plan)



         Lorain National Bank   457 Broadway   Lorain, Ohio 44052-1769
         -------------------------------------------------------------
        (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                           REQUIRED INFORMATION

Audited plan financial statements and schedules prepared in accordance with the financial reporting requirements of the Employee Retirement Income Securities Act of 1974, as amended, are filed herewith in lieu of the requirements of an audited statement of financial condition and statement of income and changes in plan equity.

Financial Statements and Exhibits

A) The following financial statements and schedules are filed as part of this annual report:

     1)   Statements of Assets Available for Distribution to
          Participants - December 31, 1995 and 1994

     2) Statements of Changes in Assets Available for Distribution to Participants - Years ended December 31, 1995 and 1994

     3)   Notes to Financial Statements - December 31, 1995 and 1994

     4) Schedule 1 - Item 27a - Assets Held for Investment Purposes - December 31, 1995

     5) Schedule 2 - Item 27e - Party-in-Interest Transactions - Year ended December 31, 1995

     6)   Schedule 3 - Item 27d - Reportable Transactions -
          Year ended December 31, 1995

B) The following exhibit is filed as part of this annual report:

     24.  Consent of Independent Accountants

(COVER EMBOSSED WITH LOGO)
KPMG Peat Marwick LLP

1500 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3495

The Lorain National Bank
Stock Purchase Plan

Financial Statements and Schedules

December 31, 1995 and 1994

(With Independent Auditors' Report Thereon)

(LETTERHEAD)
(LOGO)
KPMG Peat Marwick LLP

1500 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3495

                          Independent Auditors' Report
                          ----------------------------
The Board of Directors
The Lorain National Bank
Sponsor of The Lorain National Bank
 Stock Purchase Plan:

We have audited the accompanying statements of assets available for distribution to participants of The Lorain National Bank Stock Purchase Plan (Plan) as of December 31, 1995 and 1994, and the related statements of changes in assets available for distribution to participants for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution to participants of the Plan as of December 31, 1995 and 1994, and the changes in those assets for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes at December 31, 1995 and party-in-interest and reportable transactions for the year ended December 31, 1995, are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.
The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ KPMG Peat Marwick LLP
Cleveland, Ohio
April 5, 1996

(LOGO)
Member Firm of
Klynveld Peat Marwick Goerdeler

                          THE LORAIN NATIONAL BANK
                            STOCK PURCHASE PLAN

                     Statements of Assets Available for
                       Distribution to Participants

                        December 31, 1995 and 1994



                                                    1995       1994
                                                    ----       ----
Assets
  Short-term cash investments                  $   331,059    105,805
  Investment, at fair value
    LNB Bancorp, Inc. common stock               3,279,925  3,296,247
  Dividends and interest receivable                 20,332     18,868
                                                 ---------  ---------
          Assets available for distribution
           to participants                     $ 3,631,316  3,420,920
                                                 =========  =========

See accompanying notes to financial statements.

                            THE LORAIN NATIONAL BANK
                              STOCK PURCHASE PLAN

                    Statements of Changes in Assets Available for
                          Distribution to Participants

                     Years ended December 31, 1995 and 1994



                                                      1995       1994
                                                      ----       ----
Additions
  Investment income
    Dividend and interest income                  $   79,770     71,294
    Net appreciation in fair value of investment     417,860    480,289
                                                   ---------  ---------
            Total investment income                  497,630    551,583
                                                   ---------  ---------
  Contributions
    Employer                                         105,166    104,509
    Participants                                     210,313    209,000
                                                   ---------  ---------
            Total contributions                      315,479    313,509
                                                   ---------  ---------
            Total additions                          813,109    865,092

Deductions
  Distributions to participants                     (602,713)  (344,003)
                                                   ---------  ---------
Increase in assets available for distribution
  to participants                                    210,396    521,089

Assets available for distribution to participants
  Beginning of year                                3,420,920  2,899,831
                                                   ---------  ---------
  End of year                                    $ 3,631,316  3,420,920
                                                   =========  =========

See accompanying notes to financial statements.

                             THE LORAIN NATIONAL BANK
                               STOCK PURCHASE PLAN

                         Notes to Financial Statements

                          December 31, 1995 and 1994


(1)  Description of the Plan
     -----------------------

     The following description of The Lorain National Bank Stock Purchase Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)  General
          -------

          The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB Bancorp, Inc., covering substantially all employees of the Bank. An employee is eligible to participate in the Plan on the January 1 or July 1 after the attainment of age 21 and completion of one year of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

          Under the terms of the Plan, the Trust Department of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The Plan stipulates that employer and employee contributions will be invested in units of the LNB Bancorp, Inc. stock fund which primarily consists of stock of LNB Bancorp, Inc.

     (b)  Bank Contributions
          ------------------

          The Bank is required to contribute to the Plan for each month, out of its current or accumulated earnings only, an amount equal to 50 percent of the respective participants' contributions for each month. In 1994, the contribution year was changed to reflect the calendar year. As a result, thirteen monthly contributions were made in 1994.

     (c)  Participants' Contributions
          ---------------------------

          A participant can make, through payroll deductions, contributions of one (1) to six (6) percent (in whole integers) of their compensation. Changes in the amount of compensation paid to a participant will automatically effect a change in the amount of the contribution.

     (d)  Vesting of Contributions
          ------------------------

          Each participant has a fully vested interest in the Bank's and their contributions as of the date payments are made.

                                                              (Continued)

                           THE LORAIN NATIONAL BANK
                             STOCK PURCHASE PLAN

                         Notes to Financial Statements

     (e)  Withdrawals While Employed
          --------------------------

          At any time, subject to certain restrictions, a participant may elect to withdraw all or a portion of their units.

     (f)  Distributions Upon Termination of Employment
          --------------------------------------------

          A participant whose employment terminates by reason of retirement on their early retirement date or on their normal retirement date, receives all units credited to their account. The participant may elect distribution of the units either in a single distribution or in annual, semiannual, quarterly, or monthly installments.

          A participant whose employment is terminated for any reason other than those designated above may receive a single distribution of all units credited to the participant.

     (g)  Plan Termination
          ----------------

          Although it has not expressed any intention to do so, the Bank has the right to terminate the Plan subject to the provisions set forth in ERISA. In the event of Plan termination, the assets of the Plan will be allocated as prescribed by ERISA and its related regulations.

     (h)  Plan Administrator
          ------------------

          The plan administrator is the president and chief executive officer of the Bank.

(2)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Basis of Presentation
          ---------------------

          The accompanying financial statements of the Plan have been prepared on an accrual basis of accounting.

     (b)  Investment
          ----------

          The fair value of the investment in LNB Bancorp, Inc. common stock and changes therein are determined through the use of current quoted market values. Purchases and sales are recorded on a trade date basis. Interest income is recorded on the accrual basis.

     (c)  Use of Estimates in the Preparation of Financial Statements
          -----------------------------------------------------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates.
                                                      (Continued)

                         THE LORAIN NATIONAL BANK
                            STOCK PURCHASE PLAN

                       Notes to Financial Statements

(3)  Federal Income Taxes
     --------------------

     The Internal Revenue Service issued its latest determination letter on September 17, 1985 which stated that the Plan and its underlying trust qualify under the applicable provisions of the Internal Revenue Code and therefore are exempt from federal income taxes. The Plan and its underlying trust have subsequently been amended to conform with tax law changes. In 1995, the amended Plan instruments were submitted to the Internal Revenue Service for a determination that the Plan continues to qualify as exempt from federal income taxes; however, a response is not anticipated until the mid-year of 1996. In the opinion of the plan administrator, the Plan and its underlying trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

(4)  Administrative Expenses
     -----------------------

     The administrative expenses of the Plan are paid by the Bank.

(5)  Plan Units
     ----------

     The Plan assigned a total number of 902,497.2 and 983,458.7 units to participants at December 31, 1995 and 1994, with a per unit value of $4.0236 and $3.4785, respectively.

                                                                  Schedule 1
                                                                  ----------

                            THE LORAIN NATIONAL BANK
                              STOCK PURCHASE PLAN

                                EIN: 34-0860480
                                PLAN NUMBER: 003


                 Item 27a - Assets Held for Investment Purposes
                         (At the End of the Plan Year)
                               December 31, 1995


Column A    Column B               Column C              Column D    Column E
- -------- ------------------   ------------------------- ---------- -----------
                              Description of Investment
         Identity of Issue,   Including Maturity Date,
         Borrower, Lessor,    Rate of Interest, Collater-            Current
         or Similiar Party    al, Par or Maturity Value    Cost       Value
         ------------------   ------------------------- ---------- -----------

 *       LNB Bancorp, Inc.    119,270 shares of common  $1,031,239  $3,279,925
                               stock

         Lorain National Bank Treasury Trust Fund       $  331,059  $  331,059











 * Party-in-interest




See accompanying independent auditors' report.

                                                                  Schedule 2
                                                                  ----------

                          THE LORAIN NATIONAL BANK
                            STOCK PURCHASE PLAN

                              EIN: 34-0869480
                              PLAN NUMBER: 003

                  Item 27e - Party-in-Interest Transactions

                        Year ended December 31, 1995


Transactions in common stock of LNB Bancorp, Inc., 100 percent owner of the Bank, during the year ended December 31, 1995:

                                                Number
                                              of Shares     Fair Value
                                              ---------     ------------
          Balance at December 31, 1994        109,419.0     $ 3,296,247

            Stock split                        25,538.5         -
            Purchases                           5,552.0         153,928
            Distributions                     (21,238.0)       (588,068)
            Sale of fractional shares              (1.5)            (41)
            Net appreciation                        -           417,859
                                             ----------     ------------
          Balance at December 31, 1995        119,270.0     $ 3,279,925
                                             ==========     ============

See accompanying independent auditors' report.

                                                                  Schedule 3
                                                                  ----------

                          THE LORAIN NATIONAL BANK
                            STOCK PURCHASE PLAN

                             EIN: 34-0869480
                             PLAN NUMBER: 003

                    Item 27d - Reportable Transactions

                              December 31, 1995

Series transactions, when aggregated, involving an amount in excess of 5 percent of the current value of plan assets:


   Column A             Column B          Column C    Column D   Column E
- --------------------  -----------------   ----------  -------- ------------
                                                               Total Dollar
  Identity of          Description        Number of   Number     Value of
  Party Involved       of Assets          Purchases   of Sales   Purchases
- --------------------  -----------------   ----------  -------- ------------

LNB Bancorp, Inc.     LNB Bancorp, Inc.
                        Common Stock           5          -       $153,928

Lorain National Bank  Treasury Trust Fund     42                  $391,643

Lorain National Bank  Treasury Trust Fund      -         30           -

Item 27d - Reportable Transactions Continued

 Column B              Column F        Column G     Column H       Column I
- --------------------  -------------   --------- ----------------- ---------
                       Total Dollar              Current Value of
  Description           Value of       Cost of      Asset on       Net Gain
  of Assets              Sales         Assets    Transaction Date  or (Loss)
- --------------------  -------------   --------- ----------------- ---------

LNB Bancorp, Inc.
 Common Stock              -              -          $153,928          -

Treasury Trust Fund        -              -          $391,643          -

Treasury Trust Fund    $166,389       $166,389       $166,389          -



See accompanying independent auditors' report.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the plan administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



               THE LORAIN NATIONAL BANK STOCK PURCHASE PLAN
               --------------------------------------------
                              (Name of Plan)




Date: June 24, 1996           By: /s/ Gregory D. Friedman
      -------------               ----------------------------
                                  Gregory D. Friedman
                                  Senior Vice President
                                  Chief Operating Officer and
                                  Chief Financial Officer




                                  /s/ Mitchell J. Fallis
                                  ----------------------------
                                  Mitchell J. Fallis
                                  Vice President and
                                  Chief Accounting Officer

                            The Lorain National Bank
                              Stock Purchase Plan

                            Exhibit to Form 11 - K

                (for the fiscal year ended December 31, 1995)

                          S - K Reference Number (24)


                       Consent of Independent Accountants.

(LETTERHEAD)
(LOGO)
KPMG Peat Marwick LLP

1500 National City Center
1900 East Ninth Street
Cleveland, Ohio 44114-3495





                        Consent of Independent Accountants
                        ----------------------------------


The Board of Directors
LNB Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement
No. 33-65036 of LNB Bancorp, Inc. of our report dated April 5, 1996, relating to the statements of assets available for distribution to participants of The Lorain National Bank Stock Purchase Plan as of December 31, 1995 and
1994, and the related statements of changes in assets available for distribution to participants for the years then ended, which report appears in Amendment No. 1 to the 1995 annual report on Form 10-K of LNB Bancorp, Inc.







/s/ KPMG Peat Marwick LLP
Cleveland, Ohio
June 24, 1996

(LOGO)
Member Firm of
Klynveld Peat Marwick Goerdeler